For Immediate Release

          Contact: Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
                       Susan Lucek, (860) 645-7878/email: slucek@scanoptics.com


                   Scan-Optics Announces Third Quarter Results


      Manchester, CT - October 29, 2003 - Scan-Optics, Inc. (OTC BB: SOCR), a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses, today announced financial results for the 2003 third quarter.
      For the third quarter ended September 30, 2003, total revenues were $7.4 million, compared to $7.2 million in the 2002 third quarter. Scan-Optics reported net income for the quarter of $12,000, which resulted in breakeven per diluted share, compared to $.2 million, or $.03 per diluted share in the 2002 third quarter.
      For the nine months ended September 30, 2003, total revenues were $23.6 million, with net income of $.4 million, or $.05 per diluted share, compared to revenues of $22.8 million and net income of $.6 million, or $.08 per diluted share, in the first nine months of 2002.
      In discussing the results, James C. Mavel, Chairman, Chief Executive Officer and President of Scan-Optics, stated, "We continue to be pleased with the growth in revenue. Although certain general economic indicators seem to be improving, giving cause for cautious optimism, we will continue to focus on the expense side of our management activity as we progress into the fourth quarter. Despite a difficult economic environment affecting our business opportunities, we did generate new orders in the test and assessment market and our initiative in Business Process Outsourcing continues to generate significant pre-sales activity."

                                     -more-

Scan-Optics, Inc.
Third Quarter 2003 Results
Page Two


      Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and storage and retrieval. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Through its Manufacturing Services Division, Scan-Optics also provides contract-manufacturing services to customers, outsourcing the manufacturing of complex, electro-mechanical assemblies. Scan-Optics has sales and service offices located throughout the United States and abroad. Additional information concerning the Company is available at www.scanoptics.com.
             -------------------

      Statements about Scan-Optics' future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to Scan-Optics' Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


Scan-Optics, Inc.
Third Quarter 2003 Results
Page Three

SCAN-OPTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                    Three Months Ended                             Nine Months Ended
                                                       September 30                                   September 30
(thousands, except share data)                    2003              2002                        2003               2002
-----------------------------------------------------------------------------------------------------------------------------
Revenues
  Hardware and software                     $        3,451   $          2,799             $        11,752    $         9,095
  Professional services                              1,241              1,628                       3,864              4,962
  Access services                                    2,673              2,741                       7,966              8,777
                                              --------------------------------              ---------------------------------
    Total revenues                                   7,365              7,168                      23,582             22,834

Costs of Revenue
  Hardware and software                              2,410              1,785                       7,348              5,999
  Professional services                                645                754                       2,097              2,182
  Access services                                    2,172              2,105                       6,683              6,671
                                              --------------------------------              ---------------------------------
    Total costs of revenue                           5,227              4,644                      16,128             14,852

Gross Margin                                         2,138              2,524                       7,454              7,982

Operating Expenses
  Sales and marketing                                  766                874                       2,613              2,539
  Research and development                             208                323                         987              1,389
  General and administrative                           900                879                       2,729              2,754
  Interest                                             185                203                         667                642
                                         -------------------------------------         --------------------------------------
    Total operating expenses                         2,059              2,279                       6,996              7,324
                                         -------------------------------------         --------------------------------------

Operating income                                        79                245                         458                658

Other income (expense), net                            (56)                (5)                          5                  7
                                         -------------------------------------         --------------------------------------

Income before income taxes                              23                240                         463                665

  Income tax expense                                    11                 20                          41                 61
                                         -------------------------------------         --------------------------------------

Net Income                                  $           12   $            220             $           422    $           604
                                         =====================================         ======================================

Basic earnings per share                    $         0.00   $           0.03             $          0.06    $          0.09

                                         =====================================         ======================================

Basic weighted-average shares                    7,026,232          7,026,232                   7,026,232          7,026,232

Diluted earnings per share                  $         0.00   $           0.03             $          0.03     $         0.08
                                         =====================================         ======================================

Diluted weighted-average shares                  8,171,929          7,229,109                   7,715,708          7,314,788

